UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2013

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6401 N. Eldridge Parkway Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of the stockholders of Dril Quip, Inc. (“Dril-Quip”) held on May 16, 2013, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in detail in Dril-Quip’s definitive proxy statement for the annual meeting, which was filed with the SEC on April 5, 2013.

Proposal I—Election of Directors

The following nominees for director were elected to serve three-year terms expiring at the 2016 annual meeting of stockholders by a majority of the votes cast at the annual meeting:

	For	Against	Abstentions	Broker Non-Votes
Alexander P. Shukis	36,492,128	1,738,877	42,395	621,728
Terence B. Jupp	37,748,715	482,290	42,395	621,728

Proposal II—Approval of Appointment of Independent Registered Public Accounting Firm

The appointment of BDO USA, LLP as independent registered public accountants for Dril-Quip for 2013 was approved by the majority of the votes cast “for” or “against” the proposal at the meeting:

For	Against	Abstentions	Broker Non-Votes
38,434,029	422,385	38,714	—

Proposal III—Advisory Vote to Approve Executive Compensation

The advisory vote on the compensation of Dril-Quip’s named executive officers received the affirmative vote of a majority of the votes cast “for” or “against” the proposal at the meeting:

For	Against	Abstentions	Broker Non-Votes
36,317,721	1,901,915	53,764	621,728

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ Jerry M. Brooks
Jerry M. Brooks
Vice President—Finance and Chief Financial Officer

Date: May 20, 2013

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